UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported) August 29, 2025

Digital Turbine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Financing Agreement

On August 29, 2025 (the “Closing Date”), Digital Turbine, Inc. (the “Company”) and certain other wholly owned subsidiaries of the Company, as guarantors (the “Guarantors”), entered into that certain Financing Agreement (the “Financing Agreement”) with Blue Torch Finance LLC, as administrative agent and as collateral agent (“Administrative Agent”), and the lenders from time to time party thereto (“Lenders”), pursuant to which the Lenders made loans and other extensions to the Company under certain term loan credit facilities on the terms and conditions as set forth therein.  The Company intends to use substantially all of the proceeds of the borrowings under the Financing Agreement (i) to refinance the Old Credit Facility (as defined below) and other existing indebtedness of the Company, (ii) for general corporate purposes and (iii) to pay fees and expenses associated with the transactions contemplated by the Financing Agreement.

The Financing Agreement (i) has a four-year term from the Closing Date and (ii) provides for three separate tranches of term loans in an aggregate principal amount of $430,000,000 (the “Loans”), all of which were borrowed in full by the Company on the Closing Date. The Loans are secured by substantially all of the assets of the Company and the Guarantors, subject to certain exceptions.

The Loans accrue interest, at the Company’s option, at a term SOFR rate or a reference rate for U.S. dollar borrowings, plus an applicable margin. The applicable margin for Loans accruing interest at the term SOFR rate ranges from 7.50% to 8.00% and ranges from 6.50% to 7.00% for loans accruing interest at the reference rate. The outstanding principal amount of the Loans is subject to scheduled repayment as follows: (i) on the last day of each fiscal quarter until the maturity of the Loans, the Company will repay the outstanding principal amount of term loans in an amount equal to $2,687,500 in the aggregate across all three tranches and (ii) on the maturity date, the Company will pay the remaining aggregate outstanding principal amount, including all accrued and unpaid interest thereon. In addition, the Financing Agreement contains certain mandatory prepayment provisions.

The Financing Agreement contains various customary affirmative and negative covenants, as well as financial covenants. The Financing Agreement requires the Company to maintain (i) a maximum leverage ratio with step-downs every fiscal quarter and (ii) minimum liquidity of (A) $10,000,000 from the Closing Date until March 31, 2026 and (B) $20,000,000 from and after April 1, 2026 until the maturity date.

The Financing Agreement also contains customary representations and warranties by each of the parties to the Financing Agreement, which were made only for purposes of the Financing Agreement and as of specified dates. The representations, warranties and covenants in the Financing Agreement were made solely for the benefit of the parties to the Financing Agreement, are subject to limitations agreed upon by such parties, including being qualified by schedules, may have been made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and are subject to standards of materiality applicable to the parties that may differ from those applicable to others. Others should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Financing Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The above summary of the Financing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Financing Agreement, a copy which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated by reference into this Item 1.01.

Warrants to Purchase Common Stock

In connection with the Financing Agreement, on August 29, 2025 (the “Issuance Date”), the Company issued warrants (the “August 2025 Warrants”) to purchase an aggregate of 824,421 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to certain affiliates of the Lenders (in such capacity, the “August Holders”) at an exercise price of $4.84 per share (the “Exercise Price”), which is equal to the 30-day volume-weighted average price per share of Common Stock ending on and including the trading day immediately preceding the Issuance Date. In addition, the Company agreed to issue, on or prior to September 15, 2025, an additional warrant to purchase an aggregate of 397,998 shares of Common Stock to an affiliate of a Lender (in such capacity, the “September Holder” and, together with the August Holders, the “Holders”) at the Exercise Price (the “September 2025 Warrant” and, together with the August 2025 Warrants, the “2025 Warrants”).

The 2025 Warrants are exercisable until 5:00 p.m. Eastern time on March 1, 2030. The Exercise Price and the number of shares underlying the 2025 Warrants are subject to adjustment in the event of specified events, including a subdivision or combination of the Common Stock, a reclassification of the Common Stock, certain change of control transactions, certain rights offerings or specified dividend payments, subject to certain limitations as set forth in the 2025 Warrants. Upon exercise, the aggregate exercise price may be paid, at each warrant holder’s election, in cash or on a net issuance basis, based upon the fair market value of the Common Stock at the time of exercise.

The Company agreed to provide certain customary registration rights with respect to the resale of shares of Common Stock underlying 2025 Warrants held by or issuable to the holders from time to time. The 2025 Warrants also contain customary indemnity and contribution obligations in connection with such registration.

The issuance of the 2025 Warrants and any shares of Common Stock issuable thereunder are exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act. The 2025 Warrants and any shares of Common Stock issuable thereunder, were not and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the "SEC") or an applicable exemption from the registration requirements.

The foregoing description of the 2025 Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 Warrants, a form copy of which is attached as Exhibit 4.1 to this Report and incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On August 29, 2025, the Company refinanced that certain Amended and Restated Credit Agreement, dated as of April 29, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date, the “Old Credit Facility”), by and among the Company and certain of its wholly owned subsidiaries as borrowers, certain other wholly owned subsidiaries of the Company as guarantors, the lenders from time to time party thereto and Bank of America, N.A., as the administrative agent, swingline lender and letter of credit issuer. The Old Credit Facility was repaid in full with the proceeds of the Loans provided under the Financing Agreement described in Item 1.01 above and terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under the heading “Financing Agreement” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The discussion under the heading “Warrants to Purchase Stock” in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On September 2, 2025, the Company announced its entry into the Financing Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1 to this report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Warrant to Purchase Common Stock.
10.1*
Financing Agreement, dated as of August 29, 2025, by and among Digital Turbine, Inc. (the “Company”), each subsidiary of the Company listed as a “Borrower” on the signature pages thereto, each subsidiary of the Company listed as a “Guarantor” on the signature pages thereto, the lenders from time to time party thereto, and Blue Torch Finance LLC, as administrative agent and collateral agent for the lenders.

99.1	Press Release issued September 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2025	Digital Turbine, Inc.

	By:	/s/ Stephen Lasher
Stephen Lasher
Chief Financial Officer